EXHIBIT 99.1

Greg Parker
Investor Relations
210/220-5632
or
Renee Sabel
Media Relations
210/220-5416
FOR IMMEDIATE RELEASE
JANUARY 28, 2004

CULLEN/FROST REPORTS 4th QUARTER RESULTS, RECORD ANNUAL EARNINGS FOR
2003 AND TIMING OF EARNINGS CONFERENCE CALL

SAN ANTONIO - Cullen/Frost Bankers, Inc. today reported net income for the fourth quarter of 2003 of $32.6 million, or $.61 per diluted common share, an 8.2 percent increase over fourth quarter 2002 earnings of $30.2 million, or $.58 per diluted common share. For the last quarter of 2003, return on average assets and equity were 1.37 percent and 17.02 percent, respectively, compared to 1.35 percent and 17.15 percent for the same quarter of 2002.

The company also reported record annual earnings for 2003 of $130.5 million, or $2.48 per diluted common share, an 11.6 percent increase compared to $117.0 million, or $2.23 per diluted common share reported in 2002. For the year 2003, return on average assets and equity were 1.36 percent and 17.78 percent respectively, compared to 1.40 percent and 17.96 percent reported in 2002.

"I am pleased to report that 2003 was another record year for our company, with earnings for the year reaching an all-time high, as we grew revenues, lowered credit costs and managed expenses," said Dick Evans, Cullen/Frost chairman and CEO. "One of the strongest drivers of our performance continues to be a steady increase in non-interest income, which now represents almost 41 percent of our annual revenue. This fee income not only helps us to grow revenues; it also serves as a stabilizing influence in an interest rate environment that continues at the lowest level in four decades. In 2003 we were also able to increase deposits and once again began to see increases in our total loan portfolio."

"Our outstanding staff has worked hard to grow the business and control expenses, and I am deeply grateful for their dedication to this company. Through their efforts, Cullen/Frost will continue our commitment to building and maintaining long-term relationships with our customers and enhancing value to our shareholders."

For the year ended December 31, 2003, average annual total deposits grew to $7.6 billion, a 9.9 percent increase over 2002. Average total loans for 2003 were $4.5 billion and flat when compared to the previous year. With interest rates remaining at historically low levels, net interest income of $313.8 million was unchanged when compared to the previous year. For 2003, non-interest income increased to $215.4 million, a 7.2 percent increase over the previous year, while non-interest expenses rose 4.5 percent over 2002 to $326.0 million.

Noted financial data for the fourth quarter follows:

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Net-interest income increased to $79.5 million, up 1.3 percent from the $78.5 million reported a year earlier. This rise in net interest income was impacted in part by a 5.5 percent increase in average deposits from the same quarter a year earlier, to $7.6 billion, which also resulted in higher average earning assets. Average loans for the quarter were flat at $4.5 billion when compared to the same period in 2002, but increased 1.9 percent from the previous quarter. The net interest margin, which continues to experience pressure from low interest rates, was 4.01 percent for the fourth quarter, up from 3.88 percent the previous quarter and down from 4.41 percent for the fourth quarter of 2002.

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Non-interest income for the fourth quarter of 2003 totaled $52.9 million, up $3.1 million over the $49.7 million reported a year ago. Fueling this 6.3 percent increase was growth in revenues from service charges on deposits, split between commercial and retail activity. Trust fees for the fourth quarter have rebounded to the highest level of the year, rising 10.0 percent to $12.8 million, compared to $11.6 million during the same quarter a year earlier. Most of the increase in Trust fees was due to increased investment fees as market conditions have improved from last year. Non-interest income as a percentage of total revenue was 39.9 percent for the fourth quarter of 2003 compared to 38.8 percent for the same quarter last year.

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Non-interest expense was $82.5 million for the quarter, up $3.1 million or 3.8 percent from the $79.4 million for the fourth quarter of 2002. Most of the increase was due to salaries and wages, which were up $2.4 million due to an increased number of employees, and normal annual merit increases.

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The provision for possible loan losses for the fourth quarter of 2003 was $1.5 million, compared to net charge-offs of $1.4 million, or 12 basis points of average loans. For the fourth quarter of 2002, the provision for possible loan losses was $4.5 million, compared to net charge-offs of $3.4 million. The allowance for possible loan losses as a percentage of total loans was 1.82 percent at December 31, 2003 compared to 1.83 percent at December 31, 2002. Non-performing assets were $52.8 million at year-end, up $11.6 million compared to $41.2 million the previous quarter and $42.9 million at the end of 2002. The increase from the prior quarter resulted primarily from two credits reported in the third quarter of 2003 as potential problem loans moving to non-accrual loan status at the end of the year.

Cullen/Frost Bankers, Inc. will host a conference call on January 28, 2004 at 10:00 a.m. Central Standard Time (CST) to discuss the results for the fourth quarter. The media and other interested parties are invited to access the call in "listen only" mode at 1-800-944-6430. Digital playback of the conference call will be available after 11:00 a.m. CST until midnight Sunday, February 1, 2004 at 1-800-642-1687 with Conference ID # of 5006999. The call will also be available by webcast at the URL listed below and available for playback after 2:00 p.m. CST. To access the webcast and playback, go to www.frostbank.com and click on Investor Relations.

Cullen/Frost Bankers, Inc. is a financial holding company, headquartered in San Antonio, with assets of $9.7 billion at December 31, 2003. The corporation provides a full range of commercial and consumer banking products, investment and brokerage services, insurance products and investment banking services. Its subsidiary, Frost Bank operates 79 financial centers across Texas in Austin, Boerne, Corpus Christi, Dallas, Fort Worth, Galveston, Harlingen, Houston, McAllen, New Braunfels, San Antonio and San Marcos. Founded in 1868, Frost is the largest Texas-based bank, helping Texans with their financial needs during three centuries. Cullen/Frost Bankers' stock is traded on the New York Stock Exchange under the symbol CFR.

Forward-Looking Statements and Factors that Could Affect Future Results

   Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans and objectives of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

   Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

w	Local, regional and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation's assessment of that impact.
w	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
w	The effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board.
w	Inflation, interest rate, market and monetary fluctuations.
w	Political instability.
w	Acts of war or terrorism.
w	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
w	Changes in consumer spending, borrowings and savings habits.
w	Technological changes.
w	Acquisitions and integration of acquired businesses.
w	The ability to increase market share and control expenses.
w	Changes in the competitive environment among financial holding companies.
w	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.
w	The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters.
w	Changes in the Corporation's organization, compensation and benefit plans.
w	The costs and effects of litigation and of unexpected or adverse outcomes in such litigation.
w	Greater than expected costs or difficulties related to the integration of new lines of business.
w	The Corporation's success at managing the risks involved in the foregoing items.

   Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2003				2002

	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

CONDENSED INCOME STATEMENTS

Net interest income	$79,526	$77,454	$78,669	$78,109	$78,516
Net interest income(1)	80,806	78,756	79,971	79,412	79,852
Provision for possible loan losses	1,500	1,998	3,446	3,600	4,500
Non-interest income
Trust fees	12,769	11,646	12,206	10,865	11,609
Service charges on deposit accounts	22,373	22,576	21,752	21,104	20,705
Insurance commissions and fees	5,912	7,276	6,641	8,831	6,377
Other charges, commissions and fees	4,245	6,334	4,440	3,649	3,847
Net gain on securities transactions	--	40	--	--	--
Other	7,553	7,339	10,221	7,589	7,205

Total non-interest income	$52,852	$55,211	$55,260	$52,038	$49,743

Non-interest expense
Salaries & wages	37,194	37,408	35,523	36,497	34,831
Employee benefits	9,176	9,129	9,420	10,591	9,034
Net occupancy	7,040	7,804	7,372	7,070	7,008
Furniture & equipment	5,496	5,418	5,395	5,459	5,783
Intangible amortization	1,409	1,412	1,380	1,685	1,735
Other	22,151	21,111	21,126	19,769	21,025

Total non-interest expense	$82,466	$82,282	$80,216	$81,071	$79,416

Income from continuing operations before income taxes	48,412	48,385	50,267	45,476	44,343
Income taxes	15,777	15,622	16,034	14,606	14,189

Net income	$32,635	$32,763	$34,233	$30,870	$30,154

PER SHARE DATA

Net income - basic	$.63	$.64	$.67	$.60	$.59
Net income - diluted	.61	.62	.65	.59	.58
Cash dividends	.24	.24	.24	.22	.22
Book value	14.87	14.69	14.57	13.99	13.72

OUTSTANDING SHARES

Period-end shares	51,776	51,752	51,464	51,347	51,295
Weighted-average shares - basic	51,713	51,503	51,307	51,239	51,217
Dilutive effect of stock compensation	1,521	1,315	1,046	962	1,147
Weighted-average shares - diluted	53,234	52,818	52,353	52,201	52,364

SELECTED ANNUALIZED RATIOS

Return on average assets	1.37%	1.33%	1.41%	1.33%	1.35%
Return on average equity	17.02	17.78	18.72	17.63	17.15
Net interest income to average earning assets(1)	4.01	3.88	3.95	4.10	4.41

(1) Taxable-equivalent basis based on a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2003				2002

	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$4,543	$4,457	$4,455	$4,534	$4,516
Earning assets	8,029	8,083	8,118	7,811	7,250
Total assets	9,422	9,737	9,755	9,416	8,858
Non-interest-bearing demand deposits	2,974	3,203	3,076	2,895	2,866
Interest-bearing deposits	4,675	4,545	4,489	4,448	4,386
Total deposits	7,649	7,748	7,565	7,343	7,252
Shareholders' equity	761	731	733	710	698

Period-End Balance:
Loans	$4,591	$4,526	$4,462	$4,511	$4,519
Earning assets	8,132	8,018	8,445	8,084	7,710
Goodwill and intangible assets	115	116	118	119	119
Total assets	9,672	9,655	10,014	9,815	9,536
Total deposits	8,069	7,740	7,902	7,754	7,628
Shareholders' equity	770	760	750	718	704
Adjusted shareholders' equity(1)	762	745	717	692	671

ASSET QUALITY

($ in thousands)
Allowance for possible
loan losses	$83,501	$83,410	$83,410	$83,410	$82,584
as a percentage of
Period-end loans	1.82%	1.84%	1.87%	1.85%	1.83%

Net charge-offs:	$1,409	$1,998	$3,446	$2,774	$3,416
As a percentage of
average loans	.12%	.18%	.31%	.25%	.28%

Non-performing assets:
Non-accrual loans	$47,451	$34,218	$37,153	$39,100	$34,861
Foreclosed assets	5,343	6,977	6,403	9,009	8,047

Total	$52,794	$41,195	$43,556	$48,109	$42,908
As a percentage of:
Total assets	.55%	.43%	.43%	.49%	.45%
Total loans plus
foreclosed assets	1.15	.91	.97	1.06	.95

CONSOLIDATED CAPITAL RATIOS

Tier 1 Risk-Based
Capital Ratio	11.41%	11.36%	11.11%	10.78%	10.46%
Total Risk-Based
Capital Ratio	15.01	15.00	14.79	14.48	14.16
Leverage Ratio	7.83	7.39	7.10	7.07	7.25
Equity to Assets Ratio (period-end)	7.96	7.87	7.49	7.32	7.38
Equity to Assets Ratio (average)	8.08	7.51	7.51	7.54	7.88

(1) Shareholders' equity excluding accumulated other comprehensive income,net of tax.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Year Ended December 31

	2003	2002	2001	2000	1999

CONDENSED INCOME STATEMENTS

Net interest income	$313,758	$313,773	$315,826	$322,312	$296,603
Net interest income(1)	318,945	318,772	320,695	326,997	301,220
Provision for possible loan losses	10,544	22,546	40,031	14,103	12,427
Non-interest income
Trust fees	47,486	47,463	48,784	49,266	46,411
Service charges on deposit accounts	87,805	78,417	70,534	60,627	58,787
Insurance commissions and fees	28,660	25,912	18,598	10,698	3,912
Other charges, commissions and fees	18,668	16,860	16,176	15,548	13,279
Net gain on securities transactions	40	88	78	4	(86)
Other	32,702	32,229	29,547	29,472	28,426

Total non-interest income	$215,361	$200,969	$183,717	$165,615	$150,729

Non-interest expense
Salaries & wages	146,622	139,227	138,347	133,525	119,902
Employee benefits	38,316	34,614	35,000	28,808	25,944
Net occupancy	29,286	28,883	29,419	27,693	27,045
Furniture & equipment	21,768	22,597	23,727	21,329	19,892
Intangible amortization	5,886	7,083	15,127	15,625	15,000
Restructuring charges	--	--	19,865	--	--
Other	84,157	79,738	78,172	76,832	75,252

Total non-interest expense	$326,035	$312,142	$339,657	$303,812	$283,035

Income from continuing operations, before income taxes	192,540	180,054	119,855	170,012	151,870
Income taxes	62,039	57,821	39,749	58,746	52,116

Income from continuing operations	$130,501	$122,233	$80,106	$111,266	$99,754
Loss from discontinued operations, net of tax	--	(5,247)	(2,200)	(2,449)	(2,112)
Cumulative effect of accounting change, net of tax	--	--	3,010	--	--

Net income	$130,501	$116,986	$80,916	$108,817	$97,642

PER SHARE DATA

Income from continuing operations - basic	$2.54	$2.40	$1.55	$2.13	$1.87
Income from continuing operations - diluted	2.48	2.33	1.50	2.07	1.82
Net income - basic	2.54	2.29	1.57	2.09	1.83
Net income - diluted(2)	2.48	2.23	1.52	2.03	1.78
Cash dividends	.94	.875	.84	.76	.675
Book value	14.87	13.72	11.58	11.14	9.64

OUTSTANDING SHARES

Period-end shares	51,776	51,295	51,355	51,430	52,823
Weighted-average shares - basic	51,442	51,001	51,530	52,123	53,368
Dilutive effect of stock compensation	1,216	1,422	1,818	1,534	1,378
Weighted-average shares - diluted	52,658	52,423	53,348	53,657	54,746

SELECTED ANNUALIZED RATIOS

Income from continuing operations ROA	1.36%	1.46%	1.02%	1.56%	1.45%
Return on average assets	1.36	1.40	1.03	1.52	1.42
Income from continuing operations ROE	17.78	18.77	13.05	20.87	19.08
Return on average equity	17.78	17.96	13.18	20.41	18.68
Net interest income to average earning assets(1)	3.98	4.58	4.89	5.32	5.15

(1)	Taxable-equivalent basis based on a 35% tax rate.

(2)

Excluding the impact of goodwill amortization (discontinued in 2002 in accordance with SFAS No. 142) diluted earnings per share would have been $1.65 for 2001, $2.16 for 2000, $1.90 for 1999, and $1.48 for 1998.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Year Ended December 31

	2003	2002	2001	2000	1999

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$4,497	$4,537	$4,547	$4,353	$3,934
Earning assets	8,011	6,961	6,565	6,148	5,858
Total assets	9,584	8,353	7,842	7,154	6,880
Non-interest-bearing demand deposits	3,038	2,540	2,187	1,897	1,792
Interest bearing deposits	4,539	4,354	4,364	4,155	4,057
Total deposits	7,577	6,894	6,551	6,052	5,849
Shareholders' equity	734	651	614	533	523

Period-End Balance:
Loans	$4,591	$4,519	$4,519	$4,535	$4,167
Earning assets	8,132	7,710	6,811	6,422	5,838
Goodwill and intangible assets	115	119	124	133	138
Total assets	9,672	9,536	8,375	7,665	7,001
Total deposits	8,069	7,628	7,098	6,500	5,954
Shareholders' equity	770	704	595	573	509
Adjusted shareholders' equity(1)	762	671	609	577	548

ASSET QUALITY

($ in thousands)
Allowance for possible loan losses	$83,501	$82,584	$72,881	$63,265	$58,345
As a percentage of period-end loans	1.82%	1.83%	1.61%	1.40%	1.40%

Net charge-offs:	$9,627	$12,843	$30,415	$9,183	$8,764
As a percentage of average loans	..21%	..28%	..67%	..21%	..22%

Non-performing assets:
Non-accrual loans	$47,451	$34,861	$33,196	$16,662	$14,854
Foreclosed assets	5,343	8,047	4,234	2,271	3,983

Total	$52,794	$42,908	$37,430	$18,933	$18,837
As a percentage of:
Total assets	.55%	.45%	.45%	.25%	.27%
Total loans plus foreclosed assets	1.15	..95	..83	..42	..45

(1)	Shareholders' equity excluding accumulated other comprehensive income, net of tax.